EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 27, 2008, with respect to the financial statements and supplemental schedules included in the Annual Report of the Credit Acceptance Corporation 401(k) Profit Sharing Plan and Trust on Form 11—K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the registration statement of Credit Acceptance Corporation on Form S—8 (File No. 333-120756, dated November 24, 2004).
/s/ GRANT THORNTON LLP
Southfield, Michigan
June 27, 2008